Press Release	Source: Oramed Pharmaceuticals, Inc.

Oramed Pharmaceuticals Successfully Completes Animal Studies for Phase 1B Clinical Trials Of Its Oral Insulin Capsule

Thursday November 15, 9:54 am ET

JERUSALEM--(BUSINESS WIRE)--Oramed Pharmaceuticals, Inc. (OTCBB:ORMP - News) (http://www.oramed.com), a developer of oral delivery systems, is pleased to announce that it has successfully completed animal studies as part of Phase 1B clinical trials for its oral insulin capsule. These positive results follow the successful completion of a Phase 1A study on eight healthy volunteers. The Phase 1B study was intended to assess the optimization of dosage for the formulation of Oramed’s proprietary oral insulin delivery technology. Oramed will now move ahead with additional trials on human volunteers for the final formulation in the upcoming weeks. The company’s goal is for the completion of formal Phase 1 studies by mid-2008.

About Oramed Pharmaceuticals

Oramed Pharmaceuticals’ is an Israeli-based company focused on the development of oral delivery solutions based on proprietary technology. Diabetes is one of the most rapidly growing diseases in the world and is one that requires constant and often unpleasant monitoring and drug therapy regimens. Oramed is currently developing an orally ingestible soft gel insulin capsule for the treatment of diabetes. The Company is also pursuing the development of oral delivery solutions for other drugs and vaccines. For more information please visit our website at: www.oramed.com.

Legal Notice and Forward Looking Statements For Oramed Pharmaceuticals:

Certain of the statements contained in this press release, including the statement “the Company’s good is for the completion of formal phase I studies by mid 2008”, are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Please refer to the Company’s filings with the Securities and Exchange Commission for a comprehensive list of risk factors that could cause actual results, performance or achievements of the Company to differ materially from those expressed or implied in such forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements.

Contact:

Oramed Pharmaceuticals, Inc

Investor Relations:

Erika Moran, 212-825-3210

info@oramed.com

www.oramed.com

Source: Oramed Pharmaceuticals, Inc.